UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2024

ENZO BIOCHEM, INC.

(Exact name of registrant as specified in its charter)

New York	001-09974	13-2866202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Executive Blvd.

Farmingdale, New York 11735

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (631) 755-5500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ENZ	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Agreement Reached with Attorneys General of New York, New Jersey and Connecticut

On August 13, 2024, the Attorneys General of New York and Connecticut issued press releases announcing that agreements, effective as of August 8, 2024, were entered into between Enzo Biochem, Inc., its subsidiary Enzo Clinical Labs, Inc., the assets of which were sold resulting in the cessation of our clinical services operations (together the “Company”), and the Attorneys General of New York, New Jersey and Connecticut. These agreements, consisting of an Assurance of Discontinuance entered into with the New York Attorney General, a Consent Order, entered into with the New Jersey Attorney General, and an Assurance of Voluntary Compliance, entered into with the Connecticut Attorney General, resolve inquiries previously disclosed in the Company’s public filings related to the ransomware attack it experienced in April 2023. As stated in the terms of these agreements, the Company cooperated with the investigations and neither admits nor denies the investigative findings of the Attorneys General. The Company also agrees to monetary relief in the amount of $4.5 million dollars, which shall, within 45 days, be divided and the apportionment paid directly to each of the Attorneys General at their direction. The agreements further require the Company to implement and maintain certain cybersecurity enhancements, substantially all of which have already been undertaken or are underway, as well as an Information Security Program as described in the agreements, on a going forward basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZO BIOCHEM, INC.

	By:	/s/ Patricia Eckert
	Name:	Patricia Eckert
	Title:	Chief Financial Officer

Date: August 14, 2024

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